Exhibit (s)

NEW YORK POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Kaprel Ozsolak, Robert I. Frenkel and William J. Renahan as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in his or her capacity as a Director or Officer of Western Asset Global Corporate Defined Opportunity Fund Inc. (the “Registrant”) to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form N-2 to be filed by the Registrant and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and any statement of beneficial ownership related to shares of common stock of the Registrant on Form 3 or Form 4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission  pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable, granting unto said attorneys in fact and agents, and each of them, acting separately, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.   Each of the lawful attorneys in fact and agents named herein may act separately.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke, in whole or in part, any Power of Attorney previously executed.  This Power of Attorney shall not be revoked by any subsequent Power of Attorney executed in the future, unless such subsequent Power of Attorney specifically refers to this Power of Attorney, or specifically states that the instrument is intended to revoke this Power of Attorney, all prior general Powers of Attorney or all prior Powers of Attorney.

This Power of Attorney may be revoked by written instrument executed by each of the principals and duly acknowledged.  Whenever two or more Powers of Attorney are valid at the same time, the agents appointed on each shall act separately, unless otherwise specified in the documents.  Any provision of this Power of Attorney held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of the Power of Attorney and the effect thereof shall be confined to the provisions so held to the invalid or unenforceable.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority. When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IN WITNESS WHEREOF, I have executed this instrument as of the 15th day of October, 2009.

/s/ R. Jay Gerken
R. Jay Gerken	Chairman, President, Chief Executive Officer and Director

/s/ Kaprel Ozsolak
Kaprel Ozsolak	Chief Financial Officer and Treasurer

/s/ Carol L. Colman
Carol L. Colman	Director

/s/ Daniel P. Cronin
Daniel P. Cronin	Director

/s/ Paolo M. Cucchi
Paolo M. Cucchi	Director

/s/ Leslie H. Gelb
Leslie H. Gelb	Director

/s/ William R. Hutchinson
William R. Hutchinson	Director

/s/ Dr. Riordan Roett
Dr. Riordan Roett	Director

/s/ Jeswald W. Salacuse
Jeswald W. Salacuse	Director

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 15th day of October, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared each of R. Jay Gerken, Kaprel Ozsolak, Carol L. Colman, Daniel P. Cronin, Paolo M. Cucchi, Leslie H. Gelb, William R. Hutchinson, Dr. Riordan Roett, Jeswald W. Salacuse, each personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Sworn to before me on this 15th day of October, 2009.

/s/ Matthew McLaughlin
Notary Public

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and each of the principals. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

I have read the foregoing Power of Attorney. I am the person identified therein as agent for each of the principals named therein.

By:	/s/ R. Jay Gerken
R. Jay Gerken
October 15, 2009

By:	/s/ Kaprel Ozsolak
Kaprel Ozsolak
October 15, 2009

By:	/s/ Robert I. Frenkel
Robert I. Frenkel
October 15, 2009

By:	/s/ William J. Renahan
William J. Renahan
October 15, 2009

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 15th day of October, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared each of R. Jay Gerken, Kaprel Ozsolak, Robert I. Frenkel and William J. Renahan, each personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Sworn to before me on this 15th day of October, 2009.

/s/ Matthew McLaughlin
Notary Public